Gobekli Inc.

We believe the future of work and education will be driven by verified talent data.


Gobekli
Quantify knowledge & skills.
We believe human centered talent data will power the future of work & education.

Invest

$100 minimum investment

DEADLINE: June 30, 2022

in a month

SHARE PRICE

$2

TOTAL RAISED

$41,400

VALUATION

$5,150,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

PROBLEM

Today, businesses waste billions of dollars on bad assumptions in the hiring, management and professional development of employees because of buried, incomplete, or bad talent data.

Meanwhile, everyone guesses what they should learn next and no one has a firm way to contextualize new knowledge and skills earned.

SOLUTION

Make it easy for educators to scalably quantify and distribute maps of verified completed learning to individuals.

THE GOBEKLI APP

A Universal Talent Passport


Learners collect their course maps to verify, quantify & grow their value.
Universal talent passports stack career evidence that populate individual master skill trees.
Explore your skills & citations
Quantify your value
Universal Talent Passports

Gobekli is building an app that allows users to manage all career data in one place.

We include simple "family tree" style skill charts to help users visualize and filter their knowledge, skills and experience – with citations that reference career evidence.

The individual's career evidence will be housed in a master index – which we call a Talent Passport – where users manage and share their verified credential wallets and self-generated career evidence.

We are also designing a conversational assistant with the aim of helping users to claim and contextualize career evidence in order to curate and deliver their data to people or platforms and help them achieve objectives such as career advancement or professional development.

Extensions & Pro Membership

The above design allows for a human-centered ecosystem and "bottom-up" flow of data, with far reaching possibilities.


Learners will become workers and create a human centered talent data ecosystem.
Your Gobekli passport will give you the power to choose what data about your knowledge & skills to relay to your peers, employers, recruiters, schools, etc.
Individuals Grow
By leveraging integrations, individuals can use their talent data to achieve their personal goals.
Integrations
Passport
Norelle Done
Wallets
Integrations
Folios
Personal Integrations
upwork
indeed
Employer Apps
asana
Manage
Solid Pod
Businesses Reduce Risk
Verified & comprehensive talent data will reduce the risk of HR & management decisions.
Schools Improve
The quality and value of education will increase because of quantifiable talent data.

Users are planned to be able to download the Gobekli app and make in-app purchases for services and extensions to further map, cite and distribute information about their knowledge and skills.

Extensions on the user's end can allow a school, company, or app to request a certain set of the employee's talent data – which can be lent out and then later revoked.

We envision and have cultivated pipelines of potential partner applications in the following categories:

- Data Exchanges
- Upskilling & Education applications
- HR/Management applications
- Team applications
- Personal applications

DISTRIBUTION STRATEGY: THE LEARNING QUANTIFICATION SYSTEM

Digital Course Mapping Service

We plan to deliver a licensable tool that allows schools and learning management systems to map the knowledge and skills of their coursework.

Our prototype creates talent maps by using taxonomy filters, which can be adopted or auto-generated to identify key knowledge and skill sets.


The LQS Summary
LMS Extension
For education providers to define, map and leverage knowledge & skills data from their LMS courses.
$$ - KPI focused LMS integrations
+! - Better sales
+! - Better market representation
+! - Decentralization
$$$ - Recc. engines & learner journeys
+! - Way better sales
What Education Providers get:
Existing LMS augmented to quantify learning
Deploy self generating ontologies of the knowledge & skills taught in course libraries.
Auto-sequence stackable course map attachments for the courses published.
Power skill-profile based learner journeys & course recommendations.
Attribute maps of completed courses to the individual learners' profiles.
What Learners Get:
Measurable data about the knowledge & skills they've invested in
Visualize learning journeys & recommendations.
Inform recommendation engines with skill based needs.
Track individuals' progress & growth in multiple dimensions.
Learners take details about their education with them.

Our method of recording linked and grouped concepts not only provides translatable meaning, but also happens to make our maps stackable, filterable, and shareable.

Note: We believe that this same methodology, when applied at scale, may provide a framework to solve the global talent interoperability problem. We have developed models to explore this.


The LQS Course Mapping
LMS Extension
Courses Generate Ontologies
In order to identify the correct concepts in a map, we generate an JSON ontology graph file to pre-identify concepts.
Ontologies Sequence Courses
We use the ontology to label the concepts identified in the course description, linking knowledge & skills by subject/predicate as well as the type and scale of each lesson.

Dynamic Talent Visualization AI Tools for Schools & Training Platforms

We intend to drive value to education platforms first, by providing tools for their users to visualize and display their learning, as well as offering smart recommendation tools.


Course Map Visualizations
Compare Courses
Compare Courses
Knowledge
Knowledge
Knowledge
Knowledge
Knowledge
Skill
Skill
Skill
Selected Skill
3 Subjects
2 Activities
15% Of Course
Visualize how the course matches their learning objectives, which can be plotted on a radial map.
(The learning objectives could be custom set or part of a learner journey.)
See all of the aggregate data in more traditional data visualizations.
View a weighted taxonomy
This directly produces the weighted tagging that can be used by traditional recommendation engines
Scroll and select tool simple enough to compare covered course concepts side by side.

We then plan to deliver the maps to individual learners to take with them.

Linked Talent Data


Behind the scenes: "Concept Sequencer"
Identifying and linking Knowledge & Skills


Our system uses the LMS structure in combination with the Ontology tool to identify, measure, scale and contextualize concepts covered in online courses.
Gobekli
Gobekli
Gobekli

We can empower a ground-up flow of 10x better talent by providing a private and secure graph interface of each person's experience, knowledge, and skills, with the evidence to back it all up.

We believe, however, that ownership of that data fundamentally belongs to the individual.

Therefore, it would be unethical, unmarketable, and unsustainable to build if the platform didn't rely on technology that ensures an individual's sovereign ownership of their data.

We have invested the last year of research and development into the following key technologies:

Verified Credential Standards & Networks

Note: While Gobekli has spoken with all of the above organizations to gain preliminary validation of our designs, membership in their networks comes with a fee. We plan to use a portion of our Netcapital investment to pay these fees and formalize these relationships.

Velocity Network, Open Badges, and Credential Engine all are designed to enable the transmission and verification of credentials, which we plan to use as an envelope to deliver talent maps from educators to the learners Universal Talent Passports.

Web3.0: The Technological Engine


The Technology
Linked Talent Data
(powered by AI ontologies)
Verified Credentials
(powered by blockchain)
A Solid foundation is needed for a human centered ecosystem
Solid Human Distributed Data Protocol is a new web3 technology that delivers Pods for individuals to own and control their own data. Led by Web founder Tim Berners-Lee, Solid is designed to securely deliver the power of their data back to individuals.
Gobekli will put individuals at the center of a web3 talent data ecosystem.
For the first time, individuals will have the power to own and manage a verifiable quantifiable record of their professional equity.
They can leverage their data for smarter growth, better collaboration and internal or external advancement.

Self-Sovereign, Human Distributed Data

Sir Tim Berners-Lee, the inventor of the World Wide Web, chairman of w3.org, etc., has launched and is leading the development of a new protocol and system called Solid to re-distribute ownership and control of data back to individuals, as the source.

We have invested the past year working in the development community around Solid to gain feedback and technical validation for our use case. Through that research and development, Kayode Ezike, who worked under Tim Berners-Lee to develop a Verifiable Credentials framework for Solid (https://github.com/kezike/solid-vc), has joined our team as our Decentralization Architect.


The app:
A self-sovereign professional identity & master skill tree.
MyPythia, the App:
"Know yourself."
Universal Talent Passports are user facing portals to manage credential wallets & career evidence for individuals.
Master talent trees create a visual way to explore knowledge & skills with their connected citations & stats.
A conversational assistant to help you navigate your data & accomplish in-app goals.
–An app for professional lifelong learning and development.
MyPythia*
*Our code name for the app, for now at least.
A Universal Talent Passport & Master Skill Tree
(A Mobile App Coming Winter 2022)


Each phase will generate its own revenue and create demand for the next.
B2B integrations
Passports & in app purchases
Enterprise mapping partnerships
Q2
Q3
Q4
Q5
Q6
Q7
We see a revenue generating rollout.

BRAND & MISSION

Our name comes from Göbekli Tepe, a 12,000 year old world heritage site in Turkey, which has been dubbed "the first temple."


Gobekli
Gobekli Tepe is a 12,000 year old megalithic site created by the first people to grow themselves from hunters-gathers into a civilization through the creation and exchange of new knowledge & skills.
Gobekli's mission is to help everyone build themselves & work better together by making invisible knowledge & skills, visible.

TEAM



Danny Done

Founder
CEO

Danny co-authored his own high school education and helped set standards for homeschool reporting, then served as a national student political leader in higher education. He studied the Comparative History of Ideas at the University of Washington, where his thesis focused on the sociological results of techno-human feedback loops.

He founded, scaled and sold a marketing agency that packaged mixes of people's services based on talents and skills into decentralized hybrid teams sold as "Custom Marketing Packages", a product and keyword for which his agency was organically ranked first on Google, for years.

He founded Gobekli because he believed that data about people's knowledge and skills could be easier to understand and leverage if it were in one place and shared by the user. To design Gobekli as it is today, Danny has invested 2 years in full time discovery, research and development. This has resulted in relationships, a team and design that can unite a growing business and technology movement.



Kayode Ezike

Decentralization Architect

In his words, Kayode is "an advocate for systems that advocate for people." As such, he has always worked on projects that place the individual at the center of their data.

Kayode earned both his Masters and BS of Electrical Engineering and Computer Science at MIT. His academic experience in this environment has primed him to make a meaningful impact in the Web3 ecosystem.

During his second stint at MIT, he worked under Tim Berners-Lee and Lalana Kagal to develop a Verifiable Credentials framework (https://github.com/kezike/solid-vc) within the context of Solid (https://solid.inrupt.com), a novel platform for users to manage their personal data in a decentralized deployment independent of the apps that depend on it.

While in the industry, he has served as Director of Research and Development at a technology startup that developed a solution to corrupt project management practices by leveraging blockchain and AI along with citizen science to compensate contractors on a provably conditional basis.

These days, Kayode is working with the Digital Credentials Consortium (https://digitalcredentials.mit.edu) to develop the supporting technology for a mobile wallet that manages academic credentials. They are currently working with a handful of universities and learning institutions to deploy pilots for issuing and managing credentials such as transcripts, diplomas, and course certificates.



Jakub Smid

Development Contractor Team Lead
Leader/Solutions Architect

Ph.D. in AI and Data Mining. Passionate about game theory application AI, he is the Tech Lead at Blindspot Solutions, heading a team of engineers, data scientists, and developers.



Harri Ketamo

Key Technology Partner
Founder/CEO of HeadAI

An entrepreneur with 20 years of experience in cognitive sciences, computational intelligence, complex adaptive systems and game development. Currently, he is founder and chairman of Headai, a company developing General Semantic AI for transparent decision making.



John O'Sullivan

Consulting CFO

John is a hands-on CFO consultant focused on providing value-added financial and operational support to startup and early-stage technology companies. He has an MBA and CPA. His 25+ years of professional experience includes financial reporting, projections, fundraising, negotiations, business development, public accounting and venture capital.



Steve Ardire

AI Startup "Force Multiplier"

Startup fundraising advisor for early stage AI companies, helping to shape business strategy, product market fit, pitch guidance, close funding in fractional C level roles (multiplexed bus dev, marketing, sales) to scale smarter, faster, and better.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Technology partners	$30,000	12.0%
Technology infrastructure	$20,000	8.0%
Engineering	$125,000	50.0%
Sales & marketing	$28,000	11.2%
General & admin.	$34,750	13.9%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Class B Common Stock, under registration exemption 4(a)(6), in Gobekli Inc.. This offering must raise at least $10,000 by June 30, 2022 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Gobekli Inc. may issue additional securities to raise up to $250,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	2,700,000 shares
×	$2 per share
	$5,400,000 implied valuation

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 17, 2022
- Form C/A on March 23, 2022
- Form C/A on May 16, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

May 16, 2022	•	Filed Form C/A
May 4, 2022	•	Product update: The Learning Quantification...
Mar 23, 2022	•	Filed Form C/A
Mar 17, 2022	•	Primary offering of 125,000 shares at $2
Mar 17, 2022	•	Filed Form C

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